As filed with the Securities and Exchange Commission on September 5, 1997
                                             Registration Statement No. 333-____
     ===========================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                              _________________________

                                       FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              _________________________

                              CALIFORNIA MICROWAVE, INC.
                (Exact name of registrant as specified in its charter)

                    Delaware                          94-1668412
          (State or other jurisdiction of         (I.R.S. Employer
          incorporation or organization)          Identification No.)

                555 Twin Dolphin Drive, Redwood City, California 94065
           (Address of Principal Executive Offices)           (Zip Code)

                                1992 STOCK OPTION PLAN

                         NON-QUALIFIED STOCK OPTION AGREEMENT

                              (Full title of the plans)

                       George L. Spillane, Vice President and
                               Chief Financial Officer
                              California Microwave, Inc.
                                555 Twin Dolphin Drive
                            Redwood City, California 94065
             (Name and address, including zip code, of agent for service)

                                    (415) 596-9000
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE
     ___________________________________________________________________________

      Title of
     Securities     Amount to   Proposed Maximum  Proposed Maximum   Amount of
       to be           be        Offering Price      Aggregate      Registration
     Registered     Registered     per Share*      Offering Price*      Fee
     ___________________________________________________________________________

     Common Stock,
     par value $.10
     per share:

     1992 Stock
     Option Plan    1,500,000        $16.07         $24,105,000      $7,304.00

     Non-Qualified
     Stock Option     300,000        $16.07         $ 4,821,000      $1,461.00
                                                          TOTAL      $8,765.00



     *Estimated solely for the purpose of computing the registration fee pursuant to Rule 457, on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on August 29, 1997























































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                                        PART II

                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

             Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                       The following documents are incorporated by
             reference in this registration statement:

                       (a) Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                       (b) Registrant's Quarterly Report on Form 10-Q for the quarters ended September 30, 1996, December 31, 1996 and March 31, 1997, filed pursuant to Section 13(a) of the Exchange Act;

                       (c) All other reports, if any, filed by Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended June 30, 1996;

                       (d) The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A dated September 25, 1973, as amended by the Form 8 dated February 19, 1993, as filed pursuant to the Exchange Act; the Company's description of its Common Stock Purchase Rights appearing in the Company's Registration Statement on Form 8-A dated August 1, 1989; and any amendment or report filed for the purpose of updating any such description.

                       All documents filed by the Registrant pursuant to
             Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

             Item 4.  DESCRIPTION OF SECURITIES.

                       Not applicable; the class of securities to be
             offered is registered under Section 12 of the Exchange Act.



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             Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

                       Not applicable.

             Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                       As permitted by sections 102 and 145 of the
             Delaware General Corporation Law, the Registrant's certificate of incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty, except for liability under section 174 of the Delaware General Corporation Law or liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for any transaction from which the director derived an improper personal benefit. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

                       The Registrant's bylaws provide for indemnification
             of officers, directors and employees, and the Company has entered into an indemnification agreement with each officer and director of the Registrant (an "Indemnitee"). Under the bylaws and such indemnification agreements, the Registrant must indemnify an Indemnitee to the fullest extent permitted by Delaware law for losses and expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been a director or employee of the Registrant. In certain circumstances, the Registrant is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action, and the Indemnitee may sue to enforce his or her right to indemnification or advancement of expenses.

                       The Registrant also maintains an insurance policy
             insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

             Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                       Not applicable.












             Item 8.  EXHIBITS.

             Exhibit
             Number    Description of Document

             4.1       1992 Stock Option Plan, as amended through July 11,
                       1997

             4.2 Non-Qualified Stock Option Agreement between California Microwave, Inc. and Frederick D. Lawrence, dated effective as of July 16, 1997

             5.1 Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation

             23.1      Consent of Ernst & Young LLP, independent auditors

             23.2 Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation (included in
                       Exhibit 5.1)

             24.1      Powers of Attorney

             Item 9.  UNDERTAKINGS.

                       (a)  The undersigned Registrant hereby undertakes:

                            (1)  To file, during any period in which
                       offers or sales are being made, a post-effective amendment to this registration statement:

                                 (i)  To include any prospectus required
                            by section 10(a)(3) of the Securities Act of 1933;

                                 (ii) To reflect in the prospectus any
                            facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more









                            than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                 (iii) To include any material information
                            with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                            Provided, however, that paragraphs (a)(1)(i)
                       and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in









                  the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.







































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                                       SIGNATURES

                    Pursuant to the requirements of the Securities Act of
             1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on the 29 day of August, 1997.

                                   CALIFORNIA MICROWAVE, INC.


                                   By/s/ Frederick D. Lawrence
                                     ________________________________
                                        Frederick D. Lawrence,
                                        Chief Executive Officer

                    Pursuant to the requirements of the Securities Act of
             1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


        /s/ Frederick D. Lawrence        Chief Executive     August 29, 1997
        ______________________________   Officer,
        FREDERICK D. LAWRENCE            President,
                                         Chairman of the
                                         Board (principal
                                         executive officer)

        /s/ George L. Spillane           Vice President,     August 29, 1997
        ______________________________   Chief Financial
        GEORGE L. SPILLANE               Officer (principal
                                         financial officer
                                         and principal
                                         accounting
                                         officer)


        /s/ Edward E. David, Jr.*        Director            August 29, 1997
        ______________________________
        EDWARD E. DAVID, JR.


        /s/ Alfred M. Gray*              Director            August 29, 1997
        ______________________________
        ALFRED M. GRAY

        /s/ Arthur H. Hausman*           Director            August 29, 1997
        ______________________________
        ARTHUR H. HAUSMAN











        /s/ J.J. Adorjan*                Director            August 29, 1997
        ______________________________
        J.J. ADORJAN

        /s/ David B. Leeson*             Director            August 29, 1997
        ______________________________
        DAVID B. LEESON


        /s/ William B. Marx, Jr.*        Director            August 29, 1997
        ______________________________
        WILLIAM B. MARX, JR.


        /s/ Terry W. Ward*               Director            August 29, 1997
        ______________________________
        TERRY W. WARD

        /s/ Frederick W. Whitridge,Jr.*  Director            August 29, 1997
        ______________________________
        FREDERICK W. WHITRIDGE, JR.


        By:/s/ George L. Spillane
        ______________________________
         George L. Spillane,
          Attorney-in-fact
































                                   INDEX TO EXHIBITS


             Exhibit
             Number       Description of Document

             4.1          1992 Stock Option Plan, as amended.

             4.2 Non-Qualified Stock Option Agreement between California Microwave, Inc. and Frederick D. Lawrence, dated effective as of July 17, 1997

             5.1          Opinion of Howard, Rice,
                          Nemerovski, Canady, Falk & Rabkin,
                          A Professional Corporation.

             23.1 Consent of Ernst & Young LLP, independent auditors.

             23.2         Consent of Howard, Rice,
                          Nemerovski, Canady, Falk & Rabkin,
                          A Professional Corporation
                          (included in Exhibit 5.1).

             24.1         Powers of Attorney.






























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